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                                                                    EXHIBIT 23.1






                             CONSENT OF INDEPENDENT
                               PUBLIC ACCOUNTANTS








We consent to the inclusion of our report, dated October 25, 1999, on the balance sheet of Phillips Broadcasting Company, Inc. as of December 31, 1998, and the related statements of operations and retained earnings and cash flows for the period then ended, in the Form S-3 Registration Statement under the Securities Act of 1933.




Wipfli Ullrich Bertelson LLP


November 2, 1999
Eau Claire, Wisconsin